PLEASE SIGN AND FAX TO: 801-355-6505

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NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA.

NUMBER

Global Entertainment
HOLDINGS, INC.

SHARES

AUTHORIZED COMMON STOCK:
250,000,000 SHARES
PAR VALUE: $.001

CUSIP NO. 378987 10 1

This Certifies that

Is The Record Holder Of

Shares of **GLOBAL ENTERTAINMENT HOLDINGS, INC.** Common Stock

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

GLOBAL ENTERTAINMENT HOLDINGS, INC.
CORPORATE
Seal
NEVADA

PRESIDENT

Countersigned & Registered

COLONIAL STOCK TRANSFER
Salt Lake City, Utah

By: ______________________
AUTHORIZED SIGNATURE OF TRANSFER AGENT AND REGISTRAR